End User License Agreement

between

BLUEKEY SOFTWARE SOLUTIONS (PTY) LTD
9 Hemlock St
Newlands
7700
(hereinafter: "Licensor", being duly authorised by SAP)

and

LEATT CORPORATION GROUP
50 Kiepersol Crescent
Atlas Gardens
Contermanskloof
Durbanville
7550

(hereinafter: "Licensee")

WHEREAS, Licensee has entered into an agreement with Licensor for the supply and – where applicable - maintenance of Software (as defined hereinafter) and/or services relating to the Software ("Software Supply Agreement");

Licensee and Licensor hereby enter into this agreement that regulates the licensing of the SAP Software to Licensee;

NOW, THEREFORE, Licensee agrees that it has agreed to and is bound by the following terms:

1. **DEFINITIONS**

1.1. "Affiliate" means a corporation located in the Territory in which Licensee owns more than fifty percent (50%) of the corporation's issued shares. Any such entity shall be considered an affiliate for only such time as Licensee continues to own such equity interest.

1.2. "Business Third Party" means any third party that requires access to the Software in connection with the operation of Licensee's business including by way of illustration, auditors, Licensees' distributors and suppliers.

1.3. "Correction Level" means a change in the Software as between Versions and is identified by the letter following the Version identifier (e.g., 2.1(a)).

1.4. "Designated Unit" means each individual computer in which the Software and Third Party Database are installed.

1.5. "Documentation" means SAP AG's standard documentation, in any medium, which is delivered to Licensee under this Agreement, including SAP AG's standard manuals, training materials, program listings, data models, flow charts, logistical diagrams, functional specifications, instructions, and complete or partial copies of the foregoing.

1.6. "Extension" means a separate, stand-alone application or interface outside of the Software source code developed or created with the Software Development Tools.

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Extensions do not include other modifications and enhancements to the Software itself.

1.7. "Improvement" means any addition or modification to the Software that is patentable or if not patentable, provides a significant and measurable commercial or economic benefit or advantage as determined by the licensor.

1.8. "License Agreement" means this End User License Agreement.

1.9. "Modification" means a change to the Software which changes the source code

1.10. "Named Users" means any combination of users licensed to use the Software under the License Agreement.

1.11. "Non-Productive Use" means Use of the licensed Software solely for Licensee's internal training for its permanent staff to enable them to use the Software directly to operate the business of Licensee or internal testing or developmental work in support of Licensee's Productive Use environment.

1.12. "Productive Use" means Use of the Software solely to operate Licensee's business.

1.13. "Program Concepts" means the concepts, techniques, ideas and know-how embodied and expressed in any computer programs or modules included in the Software, including their structure, sequence and organization.

1.14. "Proprietary Information" means: (i) with respect to SAP and SAP AG: the Software and Documentation and any complete or partial copies thereof, the Program Concepts, Third-Party Database, any other third-party software licensed with or as part of the Software, and benchmark results; and (ii) information reasonably identifiable as confidential and proprietary information of SAP, SAP AG or Licensee or their licensors excluding any part of the SAP, or SAP AG or Licensee Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right.

1.15. "Release" means each issue of the Software, excluding third party software, identified by the numeral to the left of the decimal point (e.g., 3.0).

1.16. "SAP AG" means SAP Aktiengesellschaft, a German corporation, with its principal offices located in Walldorf, Germany.

1.17. "SAP" means Systems Applications Products (Africa) (Pty) Ltd.

1.18. "Service Bureau" means Use or access of the Software for the purposes of operating or managing the business operations of a third party, including but not limited to the provision of outsourcing services and any similar type of application.

1.19. "Software" or "SAP Software" means: (i) Business One Software and/or All-in-One Software as specified in the Software Supply Agreement, comprising the executable machine programs and their associated written documents, notably Documentation developed by or for SAP and/or SAP AG but excluding Third-Party Database, and delivered to Licensee hereunder; (ii) any Releases, Versions, or Correction Levels of the Software as contemplated by this Agreement, and (iii) any complete or partial copies or replacements of any of the foregoing. The Software Development Tools are not part of the Software; such Software Development Tools may only be used subject

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to a separate license agreement. To the extent as described in the Documentation, the Software may include the Software Development Kit Implementation Version.

1.20. "Software Development Kit Implementation Version" means (i) the SAP Software Development Kit, including user interface components, contained in the Version available as of the date of this Agreement, developed by or for SAP and/or SAP AG and delivered to Licensee with the Software that is used solely for Non-Productive Uses in the implementation and configuration of the as-delivered Software; (ii) any Releases, Versions, or Correction Levels of such Software Development Kit as contemplated by this Agreement (if any); (iii) any other SAP software tools or SAP Software delivered by Licensor hereunder for the purpose stated in this definition; and (iv) any complete or partial copies of any of the foregoing.

1.21. "Software Development Tools" means any development tool (software in object code as well as Documentation in softcopy and/or hardcopy) provided by Licensor in relation to the Software for Non-Productive Uses in the development of Extensions on the basis of the respective software supply agreements ("Software Development Tools License Agreements"). The Software Development Tools may include the Software Development Kit Development Version ("SDK") or maybe included with the licensed ABAP workbench. The term "Software Development Tools" include (i) any Releases, Versions, or correction levels of such Software Development Tools and (ii) any complete or partial copies of any of the foregoing.

1.22. "Territory" means the location where the Software is installed provided at all times that the installation may only occur in a single country.

1.23. "Third-Party Database" means any third-party proprietary database software licensed through Licensor to Licensee, if any.

1.24. "Use" means to directly or indirectly load, execute, access, employ, utilize, store, or display the Software, or any one or combination of the aforesaid.

1.25. "Version" means each issue of each Release of the Software, excluding third party software, identified by the numeral to the right of the decimal point (e.g., 3.1).

2. LICENSE GRANT

2.1. Grant of License

a) Subject to the terms and conditions of this License Agreement, Licensor grants and Licensee accepts a non-exclusive, perpetual (unless terminated in accordance with Section 4 herein) license to Use the Software (independent whether the Software is delivered in source or object code), Documentation, other SAP Proprietary Information and Third-Party Database (where licensed through Licensor) provided by Licensor to Licensee, at specified site(s) within the Territory for Productive and Non-Productive Uses. This license does not permit Licensee to: (i) Use the Software, Documentation, other SAP Proprietary Information and Third-Party Database for a Service Bureau application; or (ii) sublicense or rent or otherwise make available the Software, Documentation or Third-Party Database to any person or entity other than its *bona fide* employees and Business Third Parties, and then only if they are licensed Named Users of the Software; or (iii) provide training to any third party except as specifically provided hereunder; or (iv) Use the Software for the control of power stations or mass transportation. Licensee may Use the Software Development Kit Implementation Version solely for the purposes of implementing the Software for Licensee, and for no other purposes whatsoever, unless otherwise agreed between Licensee and Licensor.

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b) Licensee agrees to install the Software and Third-Party Database only on Designated Unit(s), Intranet server(s) or Internet server(s) as identified by Licensee in a schedule to the Software Supply Agreement and which have been previously approved by Licensor in writing. Any individuals directly or indirectly accessing the Software on behalf of Licensee, its Affiliates or Business Third Parties must be licensed as Named Users. The maximum number of Named Users licensed to directly or indirectly access the Software, and/or Third Party Database, shall be as specified in the authorized order form submitted by Licensee to Licensor for marketing and distribution of the Software. Licensee shall promptly provide written notice to Licensor if the number of Named Users exceeds such maximum numbers.

c) Licensee may transfer the Software and Third-Party Database from one Designated Unit to another at no additional license fee, and, to facilitate the provision of the Maintenance Services, shall provide written notice to Licensor within five business days of such installation. The Software and Third-Party Database must be promptly deleted in their entirety from the Designated Unit no longer in Use and from each back-up copy for that Designated Unit.

d) Licensee may, with the prior written approval of Licensor, assign this Licence Agreement and all rights and obligations arising hereunder, whereupon, Licensor shall promptly delete any copies of the Software in their entirety and from each back-up copy, and does not keep any copies of the Software, Documentation, and other SAP Proprietary Information.

e) Licensor and/or SAP or SAP AG, as the case may be, retain all rights in the Software, the Proprietary Information and the Documentation which are not expressly granted to Licensee under the License Agreement. Unless stipulated expressly in this License Agreement, Licensee is not granted any rights to or with regards to the source code of any Software.

f) The Use of the Software requires a license key issued upon Licensor's request by SAP AG.

g) The license is provided "as is" and without warranty of any kind. All warranties, whether express or implied, are disclaimed and excluded, including but not limited to the implied warranties of merchantability, fitness for a particular purpose and infringement. The entire risk as to the quality and performance of the license is with Licensee.

h) Licensee will make no warranty, guarantee or representation, whether written or oral, on Licensor's behalf.

i) Licensor shall not be liable to Licensee or any other person or entity for indirect, incidental, special or consequential damages or losses arising from any performance under, or breach of this License Agreement even if notice is given of possibility of such damages, unless same is caused by the fraudulent conduct of Licensor.

2.2. <u>Authorization of Licensee to Use the Software for Benefit of Affiliates.</u>

Licensee shall be authorized to Use the Software and Third-Party Database for Productive Use on behalf of its Affiliates provided that: (i) each Affiliate shall first sign and deliver to Licensor an agreement to be bound by the terms herein in the form set forth in the License Agreement and shall confirm this vis-à-vis Licensor; (ii) all individuals directly or indirectly accessing the Software on behalf of Affiliates shall be

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licensed as Named Users; (iii) the Software and Third-Party Database shall not be installed at Affiliate's sites.

2.3. Authorization of Business Third Parties to Access the Software.

Licensee shall be authorized to permit Business Third Parties to have access to the Software in order to assist Licensee in its Use of the Software hereunder provided (i) each Business Licensor; (ii) all individuals directly or indirectly accessing the Software on behalf of Business Third Parties shall be licensed as Named Users; (iii) Business Third Parties are expressly limited to screen access to the Software (iv) In no circumstances may Business Third Parties have access to the Software source code; (v) In no circumstances shall Business Third Parties Use the Software to operate or manage the business of such Business Third Parties.

2.4. Decompilation.

Licensee may not disassemble, decompile, retranslate or apply other procedures to Software in order to discover the source code of the Software. This does not apply if any such procedure is indispensable in order to obtain information necessary in order to create interoperability of an independently created computer program with the Software provided that information is not made available to Licensee by Licensor despite a written request from Licensee to Licensor within a reasonable period of time. Any information obtained by means of such action must not be used for purposes other than achieving interoperability and, in particular, not be passed on to third parties unless this is indispensable in order to achieve the interoperability. In particular, any such information may not be used for the development, production or marketing of computer programs which are essentially similar to the Software.

2.5. Archival Copy; Restriction on Copies; Legends to be Reproduced.

Licensee may make one (1) copy of the Software for archival purposes and such number of backup copies of the Software as is consistent with Licensee's normal periodic backup procedures. Licensee shall maintain a log of the number and location of all originals and copies of the Software. Licensee may reproduce or copy any portion of the Documentation into machine-readable or printed form for its internal use and only as required to exercise its rights hereunder. Licensee shall include, and shall under no circumstances remove, SAP's or SAP AG's and its licensors' copyright, trademark, service mark, or any other proprietary notices on any complete or partial copies of the Software, Documentation, Third-Party Database, or SAP Proprietary Information in the same form and location as the notice appears on the original work.

2.6. Modifications.

a) Unless as stipulated otherwise in this License Agreement, Licensee shall not modify or alter the Software in any manner or through any means whatsoever, including without limitation to, the creation of derivative works, Modifications or Improvements.

b) For All-in-One Software, Licensee may create Modifications to the Software and holds all rights to such All-in-One Modifications. However, prior to making any Modifications, Licensee must obtain a startup code from SAP or SAP AG through its Licensor.

c) SAP or SAP AG shall be entitled to require the assignment from Licensee to one or other of them of all Licensee's rights in and to Modifications in return for a reasonable remuneration. In the event of such an assignment, SAP or SAP AG

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shall grant Licensee the same rights to the Modifications as have been granted by Licensor to Licensee for the Software.

d) Any All-in-One Modifications, which are not within a supported business scenario require a full usage license to be obtained by Licensee from Licensor.

2.7. <u>Extensions and SAP's rights in the Software.</u>

a) Licensee may develop Extension(s) to the Business One Software, but not to third party software, solely through use of the Software Development Tools, and in accordance with the Software Development Tools License Agreement.

b) Licensee may develop Extensions to the All-in-One Software, but not to third party software, through use of the Software Development Tools. However, such an Extension needs to support an existing business scenario that is deployed on the same installation and that is connected to the Software via an interface, which has to be approved by SAP or SAP AG. The Licensee holds all rights to such All-in-One Extensions.

c) The Use of any Business One Software Extension (whether developed by Licensee or acquired from Licensor or any other third party) requires a runtime license to be granted separately by Licensor for the Software Development Tools and a corresponding license key issued upon Licensor's request by SAP AG.

d) The Use of All-in-One Software Extensions, within a supported business scenario, is included in the respective runtime license for the specific infrastructure technology licensed from Licensor to Licensee. The Use of any All-in-One Extension not within the supported business scenario requires a full usage license to be obtained by Licensee from Licensor.

e) Under no circumstances shall Licensee infringe SAP's or SAP AG's rights in and to the Software. Examples (without limitation) of such infringements are: (i) changing the source code to the Software except to the extent stipulated in section 2.6 of this License Agreement; or (ii) Using the Software in order to develop any application or interface functionality that Uses the Software's functionality or any Database Used with the Software in any manner other than by Using the Software Development Tools; or (iii) by means of an Extension, allowing the total number of Named Users directly or indirectly Using the Software, and/or any Database Used with the Software, through any third party software to be greater than the total number of Named Users licensed for Use of the Software.

3. <u>License for Application Database</u>

The Software requires a Third-Party Database which may be licensed through Licensor from a third-party database licensor ("<u>Runtime License</u>") or directly as a full license ("<u>Full License</u>") from a third-party database licensor. In the event a Runtime License is licensed through Licensor, such runtime version shall be limited to Use by Licensee for Productive and Non-Productive Use of the Software licensed hereunder.

4. <u>Duration and Termination</u>

The license granted under the License Agreement shall commence upon delivery of the Software and shall endure indefinitely, unless terminated in accordance with the terms hereof.

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Either party shall be entitled to terminate the Agreement on 30 days written notice in the event that a party commits a material breach of the Agreement and fails to remedy such within 14 days written notice to do so. Any delay or non-performance of any obligation arising from this Agreement (other than for payment of amounts due hereunder) that is caused by conditions beyond the control of the party required to perform, shall not constitute a breach of this Agreement and the time for performance of such obligation, if any, shall be deemed to be extended for a period equal to the duration of such conditions preventing performance.

5. **Governing Law**

The provisions of this License Agreement and the interpretation thereof, or any dispute of whatever nature that may arise between the parties in relation to this License Agreement, or any rights and obligations hereunder, shall be governed by the law of South Africa without reference to its choice of law rules.

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Signatures

THUS DONE AND SIGNED at CAPE TOWN by **BLUEKEY SOFTWARE SOLUTIONS** on this the 30th day of JUNE 2011.

EUGÈNE NEL	MANAGER	[signature]
(Print Name in block letters)	Designation	Signature

Duly authorised representative for:
BLUEKEY SOFTWARE SOLUTIONS

THUS DONE AND SIGNED at Cape Town by **LEATT CORPORATION GROUP** on this the 30th day of June 2011.

Sean Macdonald	CEO	[signature]
(Print Name in block letters)	Designation	Signature

Duly authorised representative for:
LEATT CORPORATION GROUP